Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM T - 1

STATEMENT OF ELIGIBILITY AND QUALIFICATION
UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility
of a Trustee pursuant to Section 305(b)(2)

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SYNOVUS TRUST COMPANY, N.A.
(Exact Name of Trustee as Specified in its Charter)

Georgia 58-2146977
(Jurisdiction of Incorporation or (I.R.S. Employer
Organization if not a National Bank) Indentification No.)
P.O. Box 23024, Columbus, Georgia 31902-0120
(Address of Principal Executive Office) (Zip Code)

Ms. Aimee L. Horstman
Trust Officer
Synovus Trust Company, N.A.
Post Office Box 23024
Columbus, Georgia 31902-0120
(706) 644-9503
(Name, Address and Telephone No. of Agent for Service)

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1st FRANKLIN FINANCIAL CORPORATION
(Exact Name of Obligor as Specified in its Charter)

Georgia 58-0521233
(State or other Jurisdiction (I.R.S. Employer
of Incorporation or Organization) Identification No.)

213 East Tugalo Street
Toccoa, Georgia 30577
(Address of Principal Executive Offices) (Zip Code)

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Variable Rate Subordinated Debentures
Due Four Years From Date of Issuance

(Title of the Indenture Securities)

Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Georgia Department of Banking and Finance
2990 Brandywine Road
Suite 200
Atlanta, Georgia 30041

Federal Deposit Insurance Corporation
Marquis Tower One
Suite 1700
Atlanta, Georgia 30303

(b) Whether it is authorized to exercise corporate trust powers.

The Trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with the Obligor.

If the obligor is an affiliate of the trustee, describe such affiliation.

None

Item 3. Voting Securities of the Trustee. *

Item 4. Trusteeships under Other Indentures. *

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters. *

Item 6. Voting Securities of the Trustee Owned by the Obligor or its Officials. *

Item 7. Voting Securities of the Trustee Owned by Underwriters or their Officials. *

Item 8. Securities of the Obligor Owned or Held by the Trustee. *

Item 9. Securities of Underwriters Owned or Held by the Trustee. *

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor. *

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or more of the Voting Securities of the Obligor. *

Item 12. Indebtedness of the Obligor to the Trustee. *

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* Not Applicable pursuant to General Instruction B.

Item 13. Defaults by the Obligor.

There has been no default with respect to the securities under the Indenture, or any other indenture or series under which (i) the Trustee is a trustee, and (ii) any other securities, or certificates of interest or participation in any other securities, of 1st Franklin Financial Corporation are outstanding.

Item 14. Affiliations with the Underwriters. *

Item 15. Foreign Trustee. *

Item 16. List of Exhibits.

(1)

Charter and/or Articles of Incorporation of Columbus Bank and Trust Company. Incorporated by reference to Exhibit 25.1 of the registrant's Form SE dated June 8, 1993, filed pursuant to continuing hardship exemption.

(1-1)

Charter and/or Articles of Incorporation of Synovus Bank and Trust Company.  Incorporated by reference to Exhibit 25.1-1 of the registrant=s Registration Statement on Form S-2 dated February 16, 1996, File No. 333-1007.

(2) Not applicable.

(3) Not applicable.

(4)

Bylaws of Columbus Bank and Trust Company, as now in effect.  Incorporated herein by reference to Exhibit 25.4 of the Registrant's Form SE dated June 8, 1993, filed pursuant to continuing hardship exemption.

(4-1)

Copy of the Bylaws of the Synovus Trust Company, N.A..  (Incorporated by reference to Exhibit 25.4-1 of the registrant=s Registration Statement on Form S-2, Registration No. 333-1007 dated February 29, 1996.)

(5) Not applicable.

(6) Consent of the Trustee required by Section 321(b) of the Act, (filed as Exhibit 25.6 to the registrant’s registration statement on Form S-1, of which this Form T-1 is an exhibit).

(7)

Report of Condition of Columbus Bank and Trust Company published pursuant to law or the requirements of its supervising or examining authority, filed as Exhibit 25.7 (filed as Exhibit 25.6 to the registrant’s registration statement on Form S-1, of which this Form T-1 is an exhibit).

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* Not Applicable pursuant to General Instruction B.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Synovus Trust Company, N.A., a trust company organized and existing under the laws of Georgia,  has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Columbus, and the State of Georgia, on this 20th day of     September    , 2006.

SYNOVUS TRUST COMPANY

By: /s/ Aimee L. Horstman
Title: Trust Officer